Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER
OF ACCESS TO MONEY, INC.
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Access to Money, Inc. (the "Company") for the period ended June 30, 2010, as filed with the Securities and Exchange Commission (the "Report"), I, Richard B. Stern, Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 12, 2010	/s/ Richard B. Stern
Richard B. Stern
Chief Executive Officer